Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of MyStarU.com, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, James T. Crane, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and;

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 23, 2009
/s/ James T. Crane
Name: James T. Crane
Title: Chief Financial Officer (Principal Accounting and Financial Officer)